Exhibit 10.52

US $25,000.00	October 31, 2007

BRIDGE LOAN
PROMISSORY NOTE
(Non-Negotiable)

FOR VALUE RECEIVED, the undersigned, Remote Knowledge, Inc., a Delaware corporation (“Maker”), promises to pay to the order of Ben Morris, or any successor holder of this Note (“Holder”), at Holders office, or such other place as Holder may designate, the principal amount of Twenty-five Thousand Dollars ($25,000).

1.         Interest. As soon as practical after delivery of this Note to Holder and transfer of funds to Maker, Maker shall deliver to Holder Eight Thousand Three Hundred Thirty-four shares (8,334) of common stock of Maker issued in the name of Holder as interest. Holder shall be entitled to retain all such shares regardless whether the Note may be prepaid. At the end of each month following default in payment of principal and continuing until principal is paid in full, Two Thousand Seven Hundred Seventy-eight shares (2,778) of Makers common stock shall be delivered to Holder.

2.         Payments.  All outstanding principal shall be payable on October 31, 2007 (the “Maturity Date”).

3.         Prepayment.  Maker may pay all or any part of the principal owing on this Note at any time or times prior to maturity without payment of any premium or penalty.

4.         Default.  Each of the following events shall constitute an event of default (“Event of Default”) and Holder, in addition to any remedies available to it at law or in equity, shall thereupon have the option to declare Maker in default under this Note and declare due all obligations of Maker to Holder (it also being understood that the occurrence of any of the Events of Default set forth in subsections (c) or (d) automatically shall constitute an Event of Default and cause an immediate acceleration of Maker's indebtedness to Holder):

(a)    the failure of Maker to make any payment required hereunder when due;

(b)    default by Maker in the performance or observance of any other term, covenant, condition or obligation contained in this Note, which default is not cured within 15 days after Maker's written notice thereof;

(c)    the filing of any petition by Maker under any provision of the Federal Bankruptcy Code or any state law relating to insolvency; or the filing of any such petition against Maker, unless such petition and all proceedings thereunder are dismissed within 60 days from such filing; or the appointment of a trustee or receiver for all or any assets of Maker, unless such appointment is vacated or dismissed within 60 days from the date of such appointment;

(d)    an adjudication that Maker is insolvent or bankrupt.

5.         Collection Costs.  Upon the occurrence of any Event of Default, Maker agrees to pay Holder, upon demand, any and all costs, expenses and fees, including without limitation, reasonable attorneys' fees incurred before or after suit is commenced in order to enforce payment hereof, and in the event suit is brought to enforce payment hereof, that such costs, expenses and fees shall be determined by a court proceeding without a jury.

6.         Waiver.  Maker hereby acknowledges and agrees that the failure by Holder to insist upon Maker's strict performance of this Note or the failure by Holder to exercise its remedies hereunder shall not be deemed a waiver of such default, and shall not be a waiver by Holder of any of Holder's rights or remedies hereunder or at law or in equity.

7.         Transfer.  This Note is not transferable by the Holder without the express written permission of Maker which shall not be unreasonably withheld.

8.         Governing Law.  All amounts payable hereunder are payable in lawful money of the United States of America.  This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of laws principles.

9.         Representations and Warranties of Maker.  Maker hereby represent and warrants to Holder as follows:

(a)    Maker has full power, authority and capacity to issue this Note and to perform and comply with all covenants and obligations contained herein.

(b)    This Note has been duly executed and delivered by Maker and constitutes the legal, valid and binding obligations of Maker, enforceable against Maker in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

IN WITNESS WHEREOF, this Note has been duly executed to be effective as of the 11th day of July, 2007.

Holders Address	Maker:
REMOTE KNOWLEDGE, INC.,
a Delaware Corporation

By: /s/ Randy Bayne

Name: Randy Bayne